EXHIBIT 99.23(J)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 8, 2000, relating to the financial statements and financial highlights, which appears in the October 31, 2000 Annual Report of the Heritage Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Certified Public Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Tampa, Florida
December 28, 2000